INVESTMENT MANAGEMENT AGREEMENT


        AGREEMENT made this ___ day of ________, 2006 between VAN ECK ASSOCIATES CORPORATION, a corporation organized under the laws of the State of Delaware and having its principal place of business in New York, New York (the "Adviser"), and MARKET VECTORS ETF TRUST, a Delaware Statutory Business trust having its principal place of business in New York, New York (the "Trust").

        WHEREAS, the Trust is engaged in business as an open-end investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

        WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940; and

        WHEREAS, the Trust is authorized to issue an unlimited number of shares with each series; and in separate series representing interests in a separate portfolio of securities and other assets; and

        WHEREAS, the Trust intends to offer its shares in one or more such series, as listed in Exhibit A hereto, which may be amended from time to time to add or remove a series (each a "Fund"), and invest the proceeds in securities, the Trust desires to retain the Adviser to render investment advisory and accounting and administrative services hereunder and with respect to which the Adviser is willing so to do;

NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1.      APPOINTMENT OF ADVISER.

The Trust hereby appoints the Adviser to act as investment adviser and administrator to the Fund for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.      DUTIES OF ADVISER.

The Adviser, at its own expense, shall furnish the following services and facilities to the Trust:

(a)     INVESTMENT PROGRAM.

The Adviser will (i) furnish  continuously  an investment  program for the Fund,
(ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested, and (iii) make changes on behalf of the Trust in the investments. The Adviser also will manage, supervise and conduct such other affairs and business of the Trust and matters incidental thereto, as the Adviser and the Trust agree, subject always to the control of the Board of Trustees of the Trust and to the provisions of the Agreement and Declaration of Trust, as amended, of the Trust, the Trust's By-laws and the 1940 Act.
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(b)     ACCOUNTING AND ADMINISTRATIVE SERVICES.

        (i) The Fund and the Adviser will engage the Adviser or a third party to perform the following accounting functions on an ongoing basis:

                (1) On a daily basis, the following records shall be maintained:

                        A)      Report of priced portfolio securities

                        B)      Statement of net asset value per share

                (2) On a monthly basis, the following records shall be maintained:

                        A)      General Ledger

                        B)      General Journal

                        C)      Cash Receipts Journal

                        D)      Cash Disbursements Journal

                        E)      Subscriptions Journal

                        F)      Redemptions Journal

                        G)      Accounts Receivable Reports

                        H)      Accounts Payable Reports

                        I)      Open Subscriptions/Redemption Reports

                        J)      Transaction (Securities) Journal

                        K)      Broker Net Trades Reports

                (3)     On a quarterly  basis, a Holdings  Ledger and a Buy-Sell
                        Ledger   (Broker's   Ledger)  shall  be  prepared  on  a
                        semi-annual basis for each Series.

                (4)     On an annual basis, a SCHEDULE D shall be produced.

The above reports may be printed according to any other required frequency to meet the requirements of the Internal Revenue Service, the Securities and Exchange Commission (the "SEC") and each Fund's Auditors.

All portfolio purchases for the Fund are recorded to reflect expected maturity value and total cost including any prepaid interest.

        (ii) In addition to the accounting services described in the foregoing Paragraph 2(b)(i), the Adviser will, at the Fund's expense, provide or arrange for the following services for each
                Fund:

                (1)     Prepare periodic audited financial statements;

                (2) Supply various statistical data as requested by the Board of Trustees of the Trust on an ongoing basis;

                (3) Prepare for execution and file the Federal and state tax returns;

                (4) Prepare and file the semi-annual reports with the SEC on Form N-SAR;

                (5) Prepare and file with the SEC the Trust's annual, semi-annual and quarterly shareholder reports;

                (6) File registration statements on Form N-1A and other filings relating to the registration of Shares;

                (7) Monitor the Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended;

                (8) Maintain the Fund's fidelity bond as required by the 1940 Act;

                (9) Prepare materials for and record the proceedings of, in conjunction with the officers of the Trust, the meetings of the Trust's Board of Trustees; and

                (10) Prepare any other regulatory reports to and for any federal, local or state agency as may be required.

In carrying out its duties hereunder, as well as any other activities undertaken on behalf of the Fund pursuant to this Agreement, the Adviser shall at all times be subject to the control and direction of the Board of Trustees of the Trust.

(c)     OFFICE SPACE AND FACILITIES.

The Adviser will arrange to furnish the Trust office space in the offices of the Adviser, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service required for managing the investments of the Trust.

(d)     PERSONNEL.

The Adviser shall provide executive and clerical personnel for managing the investments of the Trust, and shall compensate officers and Trustees of the Trust if such persons are also employees of the Adviser or its affiliates, except as otherwise provided herein.

(e)     PORTFOLIO TRANSACTIONS.

The Adviser shall place all orders for the purchase and sale of portfolio securities for the account of the Trust with brokers or dealers selected by the Adviser, although the Trust will pay the actual brokerage commissions on portfolio transactions in accordance with Paragraph 3(d). In executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of the Trust the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Trust and/or the other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised by the Adviser or its affiliates. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Adviser or its affiliates provided that the Adviser does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in a manner the Adviser deems equitable among the accounts involved.

(f)     RIGHT TO RECEIVE ADVICE.

        (i) ADVICE OF THE FUND. If the Adviser shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Fund directions or advice.

        (ii) ADVICE OF COUNSEL. If the Adviser or the Fund shall be in doubt as to any question of law involved in any action to be taken or omitted by the Adviser, it may request advice at the Fund's cost from counsel of its own choosing (who may be counsel for the Adviser or the Trust, at the option of the Adviser).

        (iii) PROTECTION OF THE ADVISER. The Adviser shall be protected in any action or inaction which it takes in reliance on any directions or advice received pursuant to subsections (i) or (ii) of this paragraph which the Adviser, after receipt of any such directions or advice in good faith believes to be consistent with such directions or advice as the case may be. However, nothing in this paragraph shall be construed as imposing upon the Adviser any obligation (i) to seek such directions or advice or (ii) to act in accordance with such directions or advice when received. Nothing in this subsection shall excuse the Adviser when an action or omission on the part of the Adviser constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by the Adviser of its duties under this Agreement.

3.      EXPENSES OF THE TRUST.

The Adviser shall not bear the responsibility for or expenses associated with operational, accounting or administrative services on behalf of the Trust not expressly assumed by the Adviser hereunder. The expenses to be borne by the Trust include, without limitation:

        (a) charges and expenses of any registrar, stock, transfer or dividend disbursing agent, custodian, depository or other agent appointed by the Trust for the safekeeping of its cash, portfolio securities and other property;

        (b) general operational, administrative and accounting costs, such as the costs of calculating the Trust's net asset value, the preparation of the Trust's tax filings with relevant authorities and of compliance with any and all regulatory authorities;

        (c)     charges and expenses of auditors and outside accountants;

        (d)     brokerage   commissions   for   transactions  in  the  portfolio
                securities of the Trust;

        (e) all taxes, including issuance and transfer taxes, and corporate fees payable by the Trust to Federal, state or other U.S. or foreign governmental agencies;

        (f)     the cost of stock certificates representing shares of the Trust;

        (g) expenses involved in registering and maintaining registrations of the Trust and of its shares with the SEC and various states and other jurisdictions, if applicable;

        (h) all expenses of shareholders' and Trustees' meetings, including meetings of committees, and of preparing, setting in type, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other communications to shareholders;

        (i) all expenses of preparing and setting in type offering documents, and expenses of printing and mailing the same to shareholders (but not expenses of printing and mailing of offering documents and literature used for any promotional purposes);

        (j) compensation and travel expenses of Trustees who are not "interested persons" of the Adviser within the meaning of the 1940 Act;

        (k) the expense of furnishing, or causing to be furnished, to each shareholder statements of account;

        (l) charges and expenses of legal counsel in connection with matters relating to the Trust, including, without limitation, legal services rendered in connection with the Trust's corporate and financial structure, day to day legal affairs of the Trust and relations with its shareholders, issuance of Trust shares, and registration and qualification of securities under Federal, state and other laws;

        (m)     the  expenses  of   attendance  at   professional   meetings  of
                organizations such as the Investment Company Institute by officers and Trustees of the Trust, and the membership or association dues of such organizations;

        (n) the cost and expense of maintaining the books and records of the Trust;

        (o) the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act and the expense of obtaining and maintaining an errors and omissions policy;

        (p)     interest payable on Trust borrowing;

        (q)     postage; and

        (r) any other costs and expenses incurred by the Adviser for Trust operations and activities, including but not limited to the organizational costs of the Trust if initially paid by the Adviser.

4.      COMPENSATION.

For the services and facilities to be provided to the Trust by the Adviser as provided in Paragraph 2 hereof, the Trust shall pay the Adviser a fee at the annual rate set forth in Exhibit A ("Annual Fee"). The Trust shall pay such amounts monthly, based on the Fund's average daily net assets, as reflected in the books and records of the Trust in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust.

5.      BEST EFFORTS.

The Adviser hereby agrees to use its best judgment and efforts in rendering the advice and services with respect to the Funds as contemplated by this Agreement. The Adviser further agrees to use its best efforts in the furnishing of such advice and recommendations with respect to the Funds, in the preparation of reports and information, and in the management of the respective assets of each Fund, all pursuant to this Agreement.

6.      RELATIONS WITH TRUST.

Subject to and in accordance with the Declaration of Trust and By-Laws of the Trust and the Articles of Incorporation and By-Laws of the Adviser, respectively, it is understood (i) that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, officers or otherwise; (ii) that directors, officers, agents and shareholders of the Adviser are or may be interested in the Trust as Trustees, officers shareholders or otherwise; and (iii) that the Adviser (or any such successor) is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Master Trust Agreement and By-laws.

7.      LIABILITY OF ADVISER AND OFFICERS AND TRUSTEES OF THE TRUST.

Neither the Adviser nor its officers, directors, employees, agents or controlling persons or assigns shall be liable for any error of judgment or law, or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates, except that no provision of this Agreement shall be deemed to protect the Adviser or such persons against any liability to the Trust or its shareholders to which the Adviser might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

8.      DURATION AND TERMINATION OF THIS AGREEMENT.

(a)     DURATION.

This Agreement shall become effective on the date hereof for the initial series. Unless terminated as herein provided, this Agreement shall remain in full force and effect until _______, 2008 and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Trust, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b)     ADDITIONAL SERIES.

As additional series, other than the Fund, are established, the Agreement shall become effective with respect to each such series listed in Exhibit A at the Annual Fee set forth in such Exhibit upon the initial public offering of such new series, provided that the Agreement has previously been approved for continuation as provided in subsection (a) above.

(c)     TERMINATION.

This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by the Adviser, on sixty (60) days written notice to the other party.

(d)     AUTOMATIC TERMINATION.

This Agreement shall automatically and immediately terminate in the event of its assignment.

9.      PRIOR AGREEMENT SUPERSEDED.

This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

10.     SERVICES NOT EXCLUSIVE.

The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others and to engage in other activities.

11.     MISCELLANEOUS.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

12.     NAME OF TRUST

The Trust agrees and acknowledges that the Adviser is the owner of the name and mark "Van Eck" and that all use of any designation comprised in whole or part of Van Eck (a "Van Eck Mark") under this Agreement shall inure to the benefit of the Adviser. Upon termination of this Agreement for any reason, the Trust shall cease all use of any Van Eck Mark(s) as soon as reasonably practicable.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


[SEAL]                                    MARKET VECTORS ETF TRUST


Attest:                                   By:
       ---------------------------------     -----------------------------------


[SEAL]                                    VAN ECK ASSOCIATES CORPORATION


Attest:                                   By:
       ---------------------------------     -----------------------------------

                                    EXHIBIT A


                                                   Annual Management Fee
NAME OF SERIES                              (as a % of average daily net assets)
--------------                              ------------------------------------
Market Vectors -- Gold Miners ETF                           0.50%